SECURITIES AND EXHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

September 30, 2002

MID-ATLANTIC REALTY TRUST

 (Exact name of registrant as specified in its charter)

Maryland	1-12286	52-1832411
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170 West Ridgely Road, Suite 210, Lutherville, MD  21093

(Address of Principal Executive Offices/Zip Code)

Registrant’s telephone number, including area code:	(410) 684-2000

Not Applicable

(Former Name or Former Address, if changed since last Report)

ITEM 7.                  FINANCIAL STATEMENTS AND EXHIBITS

                (a) and (b) Not Applicable.

                (c) Exhibits.  The following exhibit is filed with this report:

NUMBER	EXHIBIT
99.1	September 30, 2002 Selected Financial Information

ITEM 9.                  REGULATION FD DISCLOSURE

                Pursuant to Regulation FD, Mid-Atlantic Realty Trust is furnishing the September 30, 2002 Selected Financial Information under Item 9 of this Current Report on Form 8-K attached hereto and incorporated herein as Exhibit 99.1 of this report.  On October 28, 2002, the September 30, 2002 Selected Financial Information will be presented to current and prospective stockholders and other persons and institutions who may be interested in Mid-Atlantic Realty Trust and its business, finances, or entities.

                The September 30, 2002 Selected Financial Information includes forward looking statements under the federal securities laws.  Statements that are not historical in nature are intended to identify forward looking statements.  While these statements reflect Mid-Atlantic Realty Trust’s good faith beliefs based on current expectations, estimates and projections about (among other things) the industry and the markets in which it operates, they are not guarantees of future performance, involve known and unknown risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements, and should not be relied upon as predictions of future events.  Factors which could impact future results include (among other things) general economic conditions, local real estate conditions, oversupply of available space, financial condition of tenants, timely ability to lease or re-lease space upon favorable economic terms, agreements with anchor tenants, interest rates, availability of financing, competitive factors, and similar considerations.  Mid-Atlantic Realty Trust disclaims any obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise.  For a description of certain principal factors that could impact future results, see Exhibit 99.1 to the Company’s Form 10-K for the latest fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-ATLANTIC REALTY TRUST AND SUBSIDIARIES
(Registrant)

Date:	10/28/02	/s/ F. Patrick Hughes
F. Patrick Hughes
President and Chief Executive Officer

Date:	10/28/02	/s/ Deborah R. Cheek
Deborah R. Cheek
Controller